EXHIBIT 99.1

PRESS RELEASE	FOR IMMEDIATE RELEASE
July 13, 2010	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports June 30, 2010 Quarterly and Six Months Earnings

Washington, North Carolina - First South Bancorp, Inc. (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended June 30, 2010 and for the six months ended June 30, 2010.

Net income was $1.6 million ($0.16 per share diluted) for the 2010 second quarter, compared to net income of $1.5 million ($0.16 per share diluted) for the linked 2010 first quarter, and $1.8 million ($0.18 per share diluted) for the comparative 2009 second quarter.  Net income for the first six months of 2010 was $3.1 million ($0.32 per share diluted), compared to net income of $3.8 million ($0.39 per share diluted) for the first six months of 2009.

The Bank recorded provisions for credit losses of $2.1 million in the 2010 second quarter compared to $2.4 million in the linked 2010 first quarter and $1.7 million in the comparative 2009 second quarter. Credit loss provisions were necessary to replenish net charge-offs and to maintain the allowance for credit losses at levels the Bank believes is adequate to absorb probable losses in the loan portfolio.

Bill Wall, executive vice president and chief financial officer stated, “We continue to take a conservative posture in our provisioning for credit losses as we are aggressively managing our problem assets.  We believe the current level of our allowance for credit losses is adequate, however, there is no assurance in the future that regulators, increased risks in the loan portfolio, or changes in economic conditions will not require additional adjustments to the allowance for credit losses.”

“The current economy continues to present a challenging credit environment for the Bank, for our customers and for the banking industry.  As we address and manage through these challenges, we remain focused on long-term strategies.  These strategies include remediating problem assets, maintaining adequate levels of capital and liquidity, improving efficiency in our operations, building core customer relationships and improving our franchise value along with shareholder value.  The Company remains profitable, continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines, and combined with volume of the allowance for credit losses should enhance our operating performance when the current recessionary economic conditions substantially improve,” stated Wall.

Net interest income remained consistent at $8.6 million for the 2010 second quarter, compared to $8.8 million for the linked 2010 first quarter and $7.9 million for the comparative 2009 second quarter. Net interest income in the current quarter has been influenced by a combination of the net volume of loan originations, principal repayments and sales; and repricing new deposits and the rollover of maturing deposits in the current lower interest rate environment. The net interest margin was 4.64% for the 2010 second quarter, compared to 4.72% for the linked 2010 first quarter and 3.87% for the comparative 2009 second quarter.

Total non-interest income also remained consistent at $2.8 million for the 2010 second quarter, compared to $2.7 million for the linked 2010 first quarter and $3.2 million for the comparative 2009 second quarter.  Revenue from loan and deposit service offerings (loan fees, deposit fees and service charges and servicing fee income) was $2.0 million in the 2010 second quarter, compared to $1.8 million in the linked 2010 first quarter and $2.1 in the comparative 2009 second quarter.

Net gains recognized from the sale of mortgage loans was $173,000 in the 2010 second quarter, compared to $192,000 in the linked 2010 first quarter and $430,000 in the comparative 2009 second quarter. Net gains recognized from the sale of investments and mortgage-backed securities was $458,000 in the 2010 second quarter, compared to $480,000 in the linked 2010 first quarter and $452,000 in the comparative 2009 second quarter.

Total non-interest expense was $6.7 million for the 2010 second quarter, compared to $6.5 million for both the linked 2010 first quarter and the comparative 2009 second quarter.  Compensation and fringe benefits, the largest component of non-interest expense, was $4.1 million for the 2010 second quarter, compared to $3.7 million for the linked 2010 first quarter and $3.6 million for the comparative 2009 second quarter. FDIC insurance premiums were $287,000 for the 2010 second quarter, compared to $297,000 for the linked 2010 first quarter and $540,000 for the comparative 2009 second quarter, reflecting risk based assessment rates imposed by the FDIC.

Total assets declined to $812.8 million at June 30, 2010 from $829.9 million at December 31, 2009. Total loans declined to $644.9 million at June 30, 2010 from $658.7 million at December 31, 2009, reflecting a combination of principal repayments, sales and a decline in the volume of loans originated for investment during the current quarter.   Mortgage-backed securities were $92.6 million at June 30, 2010, compared to $97.2 million at December 31, 2009, reflecting the securitization of certain mortgage loans originated for sale, net of principal repayments and sales during the current quarter.  Cash and interest bearing deposits increased to $34.7 million at June 30, 2010 from $29.6 million at December 31, 2009, as the Bank used a portion of the proceeds from loan and mortgage-backed securities sales to support its liquidity position.

Nonperforming loans increased to $18.0 million at June 30, 2010, from $10.2 million at December 31, 2009, reflecting the continuing challenging credit environment.  Management believes it has thoroughly evaluated its nonperforming loans and they are either well collateralized or adequately reserved.

During the 2010 second quarter, the Bank refined its allowance for loan and lease losses (ALLL) methodology taking into account current generally accepted accounting principles and regulatory guidance.  The refined ALLL methodology is focused on current borrower analysis and loss factors that are more indicative of actual historical loss experience in recent years pursuant to FAS 5.  Previously, the Bank established specific reserves for certain impaired loans per FAS 114.  The Bank has elected to write down substantially all previously calculated specific reserves.  Going forward, when impairment can be reasonably calculated, the Bank will write down the affected loan by the level of that impairment.  As a result of these changes, this leaves the ALLL with a distinctly different balance than in previous reporting periods, which contained a mixed balance between FAS 5 and FAS 114.  Now essentially all of the Bank’s calculated ALLL is under FAS 5.  Where previous ALLL balances carried specific reserves under FAS 114, the Bank anticipates future reports to more closely approximate this one. The ALLL was $8.1 million at June 30, 2010, representing 1.24% of total loans and leases.

Other real estate owned declined to $8.5 million at June 30, 2010 from $10.6 million at December 31, 2009, reflecting foreclosure activity net of sales of certain real estate properties during the current quarter. Based on fair value analysis, the Bank believes the adjusted carrying values of these real estate properties are representative of their fair market values, although there are no assurances that the ultimate sales prices will be equal to or greater than the carrying values.

Total deposits increased to $694.5 million at June 30, 2010 from $688.5 million at December 31, 2009. Borrowings declined to $12.7 million at June 30, 2010 from $37.4 million at December 31, 2009.  During the 2010 first quarter, the Bank repaid a $25.0 million 3.0% fixed-rate FHLB advance. The cost of funds for the 2010 second quarter improved to 1.26% from 1.31% for the linked 2010 first quarter and 2.32% for the comparative 2009 second quarter. The Bank has been able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits, and the repositioning of borrowings within the current lower interest rate environment.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	June 30	December 31
	2010	2009	*
	(unaudited)
Assets

Cash and due from banks	$17,374,290	$17,758,370
Interest-bearing deposits in financial institutions	17,363,166	11,879,794
Investment securities - available for sale	0	407,317
Mortgage-backed securities - available for sale	92,180,716	96,725,468
Mortgage-backed securities - held for investment	377,886	513,882
Loans and leases receivable, net:
Held for sale	5,489,717	6,548,980
Held for investment	639,367,915	652,106,538
Premises and equipment, net	9,239,594	8,539,759
Other real estate owned	8,451,905	10,561,071
Federal Home Loan Bank of Atlanta stock, at cost which approximates market	3,889,500	3,889,500
Accrued interest receivable	2,936,167	3,318,141
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,267,915	1,278,688
Identifiable intangible assets	117,900	133,620
Income tax receivable	2,057,614	1,831,598
Prepaid expenses and other assets	8,437,655	10,179,333

Total assets	$812,770,516	$829,890,635

Liabilities and Stockholders' Equity

Deposits:
Demand	$224,949,564	$224,507,362
Savings	25,155,189	23,137,391
Large denomination certificates of deposit	227,899,105	224,198,974
Other time	216,536,319	216,667,331
Total deposits	694,540,177	688,511,058
Borrowed money	12,665,012	37,380,388
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	8,145,185	7,475,085
Total liabilities	725,660,374	743,676,531

Common stock, $.01 par value, 25,000,000 shares authorized; 11,254,222 issued; 9,743,971 and 9,742,296 shares outstanding, respectively	97,440	97,423
Additional paid-in capital	35,858,430	35,841,364
Retained earnings, substantially restricted	81,321,585	82,111,114
Treasury stock at cost	(32,122,465)	(32,158,074)
Accumulated other comprehensive income, net	1,955,152	322,277
Total stockholders' equity	87,110,142	86,214,104

Total liabilities and stockholders' equity	$812,770,516	$829,890,635

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Interest income:
Interest and fees on loans	$9,792,800	$11,564,315	$19,901,754	$23,265,950
Interest and dividends on investments and deposits	1,036,289	877,624	2,078,562	1,746,709
Total interest income	10,829,089	12,441,939	21,980,316	25,012,659

Interest expense:
Interest on deposits	2,094,488	4,098,542	4,248,126	8,277,479
Interest on borrowings	81,071	340,951	220,167	680,751
Interest on junior subordinated notes	82,768	106,870	162,784	217,308
Total interest expense	2,258,327	4,546,363	4,631,077	9,175,538

Net interest income	8,570,762	7,895,576	17,349,239	15,837,121
Provision for credit losses	2,070,000	1,700,000	4,490,000	3,220,000
Net interest income after provision for credit losses	6,500,762	6,195,576	12,859,239	12,617,121

Non-interest income:
Fees and service charges	1,795,404	1,891,452	3,425,920	3,641,937
Loan servicing fees	187,046	164,164	366,780	322,828
Gain (loss) on sale of other real estate, net	21,223	5,285	33,720	(74,448)
Gain on sale of mortgage loans	173,428	430,218	365,525	688,102
Gain on sale of mortgage-backed securities	455,399	-	935,481	-
Gain on sale of investment securities	2,406	452,344	2,406	917,866
Other income	195,717	269,067	394,963	536,768
Total non-interest income	2,830,623	3,212,530	5,524,795	6,033,053

Non-interest expense:
Compensation and fringe benefits	4,115,034	3,591,503	7,806,236	6,999,175
Federal insurance premiums	286,614	540,046	583,879	680,209
Premises and equipment	438,565	455,940	897,750	919,855
Advertising	33,851	40,176	65,414	63,017
Payroll and other taxes	340,096	335,373	716,710	687,094
Data processing	644,671	604,654	1,263,068	1,203,669
Amortization of intangible assets	107,475	135,460	224,960	249,330
Other	774,633	810,192	1,683,096	1,712,910
Total non-interest expense	6,740,939	6,513,344	13,241,113	12,515,259

Income before income taxes	2,590,446	2,894,762	5,142,921	6,134,915

Income taxes	1,032,084	1,134,884	2,034,862	2,370,519

Net income	$1,558,362	$1,759,878	$3,108,059	$3,764,396

Per share data:
Basic earnings per share	$0.16	$0.18	$0.32	$0.39
Diluted earnings per share	$0.16	$0.18	$0.32	$0.39
Dividends per share	$0.20	$0.20	$0.40	$0.40
Weighted average shares-Basic	9,743,971	9,738,096	9,743,244	9,738,096
Weighted average shares-Diluted	9,744,679	9,738,096	9,743,598	9,738,096

First South Bancorp, Inc.
	Supplemental Quarterly Financial Data (Unaudited)

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
	(dollars in thousands except per share data)
Consolidated balance sheet data:
Total assets	$812,771	$800,608	$829,891	$855,933	$886,192
Loans receivable (net):
Mortgage	$49,470	$48,379	$51,820	$49,944	$53,537
Commercial	502,425	498,525	508,279	528,216	547,904
Consumer	83,550	85,502	88,893	92,809	94,749
Leases	9,413	9,877	9,664	10,727	9,717
Total	$644,858	$642,283	$658,656	$681,696	$705,907

Cash and investments	$34,737	$22,690	$30,045	$46,741	$57,342
Mortgage-backed securities	92,559	94,735	97,239	86,275	81,596
Premises and equipment	9,240	9,034	8,540	8,608	8,714
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,268	1,281	1,279	1,247	1,230

Deposits:
Savings	$25,155	$24,709	$23,138	$23,407	$24,730
Checking	224,950	225,997	224,507	220,018	225,647
Certificates	444,435	433,734	440,866	466,426	480,634
Total	$694,540	$684,440	$688,511	$709,851	$731,011

Borrowings	$12,665	$12,441	$37,380	$39,040	$49,695
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	87,110	85,962	86,214	87,281	86,708

Consolidated earnings summary:
Interest income	$10,829	$11,151	$11,851	$12,196	$12,442
Interest expense	2,258	2,372	2,996	3,922	4,546
Net interest income	8,571	8,779	8,855	8,274	7,896
Provision for credit losses	2,070	2,420	2,700	1,260	1,700
Noninterest income	2,830	2,694	2,527	2,401	3,212
Noninterest expense	6,741	6,500	6,300	6,530	6,513
Income taxes	1,032	1,003	872	1,123	1,135
Net income	$1,558	$1,550	$1,510	$1,762	$1,760

Per Share Data:
Earnings per share-Basic	$0.16	$0.16	$0.16	$0.18	$0.18
Earnings per share-Diluted	$0.16	$0.16	$0.16	$0.18	$0.18
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per share	$8.94	$8.82	$8.85	$8.96	$8.90

Average shares-Basic	9,743,971	9,742,505	9,738,475	9,738,475	9,738,096
Average shares-Diluted	9,744,679	9,742,505	9,738,550	9,738,550	9,738,096

	6/30/2010	3/31/2010	12/31/2009	9/30/2009	6/30/2009
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	5.86%	5.99%	6.09%	6.09%	6.10%
Cost of funds	1.26%	1.32%	1.61%	2.03%	2.32%
Net interest spread	4.60%	4.67%	4.48%	4.06%	3.78%
Net interest margin on earning assets	4.64%	4.72%	4.55%	4.13%	3.87%
Earning assets to total assets	91.13%	91.66%	91.81%	92.38%	92.43%

Return on average assets	0.77%	0.76%	0.72%	0.81%	0.80%
Return on average equity	7.17%	7.13%	6.88%	8.06%	7.98%
Efficiency ratio	59.05%	56.59%	55.28%	61.10%	58.57%
Dividend payout ratio	125.00%	125.00%	125.00%	111.11%	111.11%

Average assets	$808,266	$811,859	$842,556	$867,976	$881,307
Average earning assets	$738,645	$744,415	$777,896	$801,625	$816,210
Average equity	$86,957	$86,897	$87,762	$87,418	$88,240

Equity/Assets	10.72%	10.74%	10.39%	10.20%	9.78%
Tangible Equity/Assets	10.18%	10.19%	9.86%	9.69%	9.29%

Asset quality data and ratios:
Nonaccrual loans	$12,308	$8,578	$5,838	$7,132	$7,609
Restructured loans	$5,647	$4,377	$4,343	$4,304	$4,304
Total nonperforming loans	$17,955	$12,955	$10,181	$11,436	$11,913
Other real estate owned	$8,452	$8,383	$10,561	$12,474	$10,408
Total nonperforming assets	$26,407	$21,338	$20,742	$23,910	$22,321

Allowance for loan and lease losses	$7,951	$13,221	$13,504	$12,318	$11,726
Allowance for unfunded loan commitments	$171	$178	$240	$269	$269
Allowance for credit losses	$8,122	$13,399	$13,744	$12,587	$11,995

Allowance for loan and lease losses to loans	1.21%	2.01%	2.00%	1.77%	1.63%
Allowance for unfunded loan commitments
to unfunded commitments	0.20%	0.20%	0.27%	0.29%	0.28%
Allowance for credit losses to loans	1.24%	2.04%	2.04%	1.81%	1.67%

Net charge-offs (recoveries)	$7,347	$2,765	$1,543	$668	$894
Net charge-offs (recoveries) to loans	1.14%	0.43%	0.23%	0.10%	0.13%
Nonperforming loans to loans	2.78%	2.02%	1.55%	1.68%	1.69%
Nonperforming assets to assets	3.25%	2.67%	2.50%	2.79%	2.52%
Loans to deposits	92.85%	93.84%	95.66%	96.03%	96.57%
Loans to assets	79.34%	80.22%	79.37%	79.64%	79.66%
Loans serviced for others	$299,361	$296,452	$289,324	$281,935	$268,266